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                                                                  Exhibit 23.3


                        DEGOLYER AND MACNAUGHTON
                   4925 GREENVILLE AVENUE, SUITE 400
                           ONE ENERGY SQUARE
                          DALLAS, TEXAS 75206



                             April 17, 2003



Abraxas Petroleum Corporation
500 North Loop 1604 East, Suite 100
San Antonio, Texas 78270-1007


Gentlemen:

We hereby consent to the incorporation in the Registration Statement on Form S-1 and the Registration Statement on Form S-4 of Abraxas Petroleum Corporation for the year ended December 31, 2002, of the references to DeGolyer and MacNaughton in the "Business -- Reserves Information" and "Experts" sections and to the use by reference of information contained in our "Appraisal Report as of December 31, 2002 on Certain Properties owned by Abraxas Petroleum Corporation," "Appraisal Report as of December 31, 2001 on Certain Interests Owned by Abraxas Petroleum Corporation," and "Appraisal Report as of December 31, 2002 on Certain Interests owned by Grey Wolf Exploration Inc. in Canada (Canadian Dollars)" (our Reports). However, since the petroleum reserves estimates set forth in our Reports have been combined with reserves estimates of other petroleum consultants, we are necessarily unable to verify the accuracy of the estimates of reserves and values contained in the aforementioned Registration Statements.



                                       Very truly yours,


                                       /s/ DEGOLYER AND MACNAUGHTON
                                           DeGOLYER and MacNaughton